First Charter Corporation Tuesday, April 13, 2004 First Quarter Conference Call

Forward Looking Statements 2 This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Discussion Topics First Quarter Results 3 Earnings Guidance Questions

4 First Quarter Results

Guidance Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 4% - Investment securities flat - Deposit growth flat - Other borrowings growth 4% Income Statement - Net interest income growth 5% - Noninterest income growth 5% (1) - Noninterest expense decline 30% - Tax rate of 31% - Net income of $0.28 - $0.31 per share First Quarter 2004 5 (1) Includes $250,000 of securities gains and no property gains ....as provided in the January 13, 2004 Conference Call

Guidance Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 4% - Investment securities flat - Deposit growth flat - Other borrowings growth 4% Income Statement - Net interest income growth 5% - Noninterest income growth of 5% (1) - Noninterest expense decline of 30% - Tax rate of 31% - Net income of $0.28 - $0.31 per share 6 Actual Results Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Guidance vs. First Quarter 2004 Results Includes $250,000 security gains and no property gains

Guidance Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 4% - Investment securities flat - Deposit growth flat - Other borrowings growth 4% Income Statement - Net interest income growth 5% - Noninterest income growth of 5% (1) - Noninterest expense decline of 30% - Tax rate of 31% - Net income of $0.28 - $0.31 per share 7 Actual Results Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 2% - Investment securities growth 1% - Deposit growth 3% - Other borrowings decline 4% Guidance vs. First Quarter 2004 Results Includes $250,000 security gains and no property gains

Guidance Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 4% - Investment securities flat - Deposit growth flat - Other borrowings growth 4% Income Statement - Net interest income growth 5% - Noninterest income growth of 5% (1) - Noninterest expense decline of 30% - Tax rate of 31% - Net income of $0.28 - $0.31 per share 8 Actual Results Assumptions - Stable interest rates - Improving economic environment - Stable credit quality Balance Sheet - Loans and loans held for sale growth 2% - Investment securities growth 1% - Deposit growth 3% - Other borrowings decline 4% Income Statement - Net interest income growth 5% - Noninterest income growth 9% (2) - Noninterest expense decline 32% - Tax rate of 33% - Net income of $0.31 per share Guidance vs. First Quarter 2004 Results Includes $250,000 security gains and no property gains Includes $326,000 security gains, $777,000 property gains, and losses from equity method investments of $224,000

9 Interest Rate SWAPs Completed SWAP transactions with a notional amount of $142.0 million which converted longer term fixed rate borrowings to variable rates Anticipate additional SWAPs if economic conditions warrant Converted $165.0 million of variable rate borrowings to fixed rate borrowings Expected to improve earnings by $1.1 million in 2004

First Quarter 2004 Compared to Fourth Quarter 2003 10

Loans and Loans Held for Sale 11

Deposits 12 Total Deposits Increased $79.5 million or 3.3% Transactional accounts increased $75.9 million Time deposits increased $3.6 million Deposit mix changed from: Transactional Accounts Time Deposits December 31, 2003 51% 49% March 31, 2004 52% 48%

Other Borrowings 13 Other Borrowings Decreased $54.8 million or 3.8% Increase in deposits reduced dependency on other borrowings

14 Interest Income Interest Income Increased $0.7 million or 1.5% Interest and fees on loans remained stable ($0.8) million lower rate $1.1 million higher volume ($0.3) million one less day Interest on securities increased $0.7 million $0.6 million higher rate $0.1 million higher volume

15 Interest Expense Interest Expense Decreased $0.7 million or 4.6% Interest on deposits decreased $0.3 million ($0.2) million lower rate ($0.1) million one less day Other interest expense decreased $0.4 million ($0.9) million lower rate $0.6 million higher volume ($0.1) million one less day

16 Noninterest Income Noninterest Income Increased $1.2 million or 8.8%

17 Noninterest Expense Noninterest Expense Decreased $13.1 million or 31.6%

18 Credit Quality Ratios (1) (1) Excludes loans held for sale.

Guidance 19 Earnings

Guidance Assumptions - Stable interest rates - Improving economic environment - Security gains of $250,000 - No loss/income from equity method investments, trading income, or property gains Balance Sheet Change from First Quarter 2004 - Loans and loans held for sale growth 4% - Investment securities flat - Deposit growth 4% - Other borrowings flat Income Statement Change from First Quarter 2004 - Net interest income growth 2% - Noninterest income flat - Noninterest expense flat - Net income of $0.30 - $0.34 per share Second Quarter 2004 20

Guidance Assumptions - Stable interest rates - Improving economic environment - Security gains of $1,000,000 - No additional loss/income from equity method investments, trading income, or property gains Balance Sheet Change from 2003 - Loans and loans held for sale growth 10% - Investment securities flat - Deposit growth 12% - Other borrowings decrease 2% Income Statement Change from 2003 - Net interest income growth 15% - Noninterest income decrease 7% - Noninterest expense decrease 12% - Net income of $1.38 - $1.42 per share Annual 2004 21

NASDAQ: FCTR 22